Exhibit 99.1

BlueLinx Announces Closing of Sale-Leaseback Transactions for $27.2 Million Net Proceeds; Transactions Result in Significant Progress in Ongoing Real Estate Monetization and Deleveraging Initiatives

MARIETTA, GA, Jan. 2, 2020 (GLOBE NEWSWIRE) -- BlueLinx Holdings Inc. (NYSE: BXC), a leading distributor of building and industrial products in the United States, today announced that it has completed sale-leaseback transactions for aggregate net cash proceeds of $27.2 million, which were used to repay indebtedness under the Company’s term loan. The transactions closed on December 31, 2019.

The four facilities included in these sale-leaseback transactions are located in Kansas City, Missouri; Nashville, Tennessee; Richmond, Virginia; and St. Louis, Missouri. As a part of the transactions, the Company entered into lease agreements for each of the properties for initial terms of 18 years, demonstrating its long-term commitment to each of these local markets.

Management Commentary

Mitch Lewis, President and Chief Executive Officer, stated, “I am very pleased to announce the closing of these latest sale-leaseback transactions, which generated $27.2 million in net cash proceeds for debt repayment. As we have consistently stated, deleveraging is a priority, and a key path to achieving this objective has been through the successful monetization of our owned real estate portfolio.

We remain in active and ongoing discussions with other sale-leaseback and outright sale opportunities, and believe these efforts should generate additional meaningful debt reduction in the first quarter.”

Term Loan Amendment

Concurrent with the sale-leaseback transactions, the Company entered into an amendment to its term loan facility that gives the Company until March 27, 2020, to satisfy the designated term loan principal balance of $95.3 million to maintain the leverage covenant levels established in the third amendment to the facility. The amount of additional principal repayment to reach that level was reduced to approximately $23.7 million following the term loan repayment described above, and can be satisfied with proceeds from real estate transactions and asset sales, as well as voluntary prepayments using cash on hand or funds from its revolving credit facility. Among other things, the amendment provides the Company additional flexibility and time to maximize sale proceeds and obtain better cap rates for the other sale-leaseback and outright sale opportunities that it is currently pursuing.

Supplemental Information

As the Company has noted previously, the calculation of the leverage ratio under its term loan facility for any period is generally determined by taking the Company’s “Consolidated Total Debt” and dividing it by the Company’s “Consolidated EBITDA,” as those terms are defined in the term loan agreement.

“Consolidated Total Debt” is generally determined by adding the balance of the Company’s term loan, the prior month’s average balance of its revolving credit facility, and its equipment finance lease liability, and reducing that amount by unrestricted cash up to $10.0 million. At September 28, 2019, the Company’s term loan balance was $147.2 million, the average balance of its revolving credit facility was $357.9 million, its equipment finance lease liability was $34.4 million, and its unrestricted cash was $10.0 million. Liabilities related to sale-leaseback transactions are excluded from the calculation. Following the term loan repayment described above, the Company’s term loan balance is approximately $119.0 million.

Consolidated EBITDA is generally determined by taking the Adjusted EBITDA that the Company reports, and adding additional adjustments and add-backs specified by the term loan agreement. The Company anticipates that the adjustments and add-backs to Adjusted EBITDA for calculating Consolidated EBITDA under the term loan will be approximately $5 million to $7 million at the Company’s 2019 fiscal year end.

About BlueLinx Holdings Inc.

BlueLinx (NYSE: BXC) is a leading wholesale distributor of building and industrial products in the United States with over 50,000 branded and private-label SKUs, and a broad distribution footprint servicing 40 states. BlueLinx has a differentiated distribution platform, value-driven business model and extensive cache of products across the building products industry. Headquartered in Marietta, Georgia, BlueLinx has over 2,200 associates and distributes its comprehensive range of structural and specialty products to approximately 15,000 national, regional, and local dealers, as well as specialty distributors, national home centers, industrial, and manufactured housing customers. BlueLinx encourages investors to visit its website, www.BlueLinxCo.com, which is updated regularly with financial and other important information about BlueLinx.

Contacts

Susan O’Farrell, SVP, CFO & Treasurer

BlueLinx Holdings Inc.

(770) 953-7000

Mary Moll, Investor Relations

(866) 671-5138

investor@bluelinxco.com

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include, without limitation, any statement that predicts, forecasts, indicates or implies future results, performance, liquidity levels or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will be,” “will likely continue,” “will likely result” or words or phrases of similar meaning. These forward-looking statements include, but are not limited to, statements about our commitment to local markets; the status of our discussions and efforts with respect to sale-leaseback and real estate sale transactions; our ability to consummate additional real estate monetization transactions on favorable terms, if at all, and their ability to generate debt reduction; and the amount of anticipated adjustments and add-backs for calculating Consolidated EBITDA under our term loan agreement at our 2019 fiscal year end.

Forward-looking statements in this press release are based on estimates and assumptions made by our management that, although believed by us to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties that may cause our business, strategy, or actual results to differ materially from the forward-looking statements. These risks and uncertainties include those listed under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 29, 2018, and those discussed in our Quarterly Reports on Form 10-Q and in our periodic reports led with the SEC from time to time. We operate in a changing environment in which new risks can emerge from time to time. It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause our business, strategy, or actual results to differ materially from those contained in forward-looking statements. Factors that may cause these differences include, among other things: our ability to monetize real estate assets; our ability to integrate and realize anticipated synergies from acquisitions; loss of material customers, suppliers, or product lines in connection with acquisitions; operational disruption in connection with the integration of acquisitions; our indebtedness and its related limitations; sufficiency of cash flows and capital resources; changes in interest rates; fluctuations in commodity prices; adverse housing market conditions; disintermediation by customers and suppliers; changes in prices, supply and/or demand for our products; inventory management; competitive industry pressures; industry consolidation; product shortages; loss of and dependence on key suppliers and manufacturers; new tariffs; our ability to successfully implement our strategic initiatives; fluctuations in operating results; sale-leaseback transactions and their effects; real estate leases; exposure to product liability claims; our ability to complete offerings under our shelf registration statement on favorable terms, or at all; changes in our product mix; petroleum prices; information technology security and business interruption risks; litigation and legal proceedings; natural disasters and unexpected events; activities of activist stockholders; labor and union matters; limits on net operating loss carryovers; pension plan assumptions and liabilities; risks related to our internal controls; retention of associates and key personnel; federal, state, local and other regulations, including environmental laws and regulations; and changes in accounting principles. Given these risks and uncertainties, we caution you not to place undue reliance on forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.